UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 28, 2015

SMARTFINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

Cornerstone Bancshares, Inc. 835 Georgia Avenue Chattanooga, Tennessee 37402
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Effective August 31, 2015 (the “Effective Time”), SmartFinancial, Inc., a Tennessee corporation formerly known as Cornerstone Bancshares, Inc. (the “Company”), completed its previously announced merger (the “Merger”) with legacy SmartFinancial, Inc., a Tennessee corporation (“Legacy SmartFinancial”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2014, by and among the Company, Legacy SmartFinancial, SmartBank, and Cornerstone Community Bank. At the Effective Time, Legacy SmartFinancial merged with and into the Company, with the Company as the surviving corporation and changing its name from “Cornerstone Bancshares, Inc.” to “SmartFinancial, Inc.” and relocating its corporate headquarters to Knoxville, Tennessee. The Company will also change the trading symbol of its common stock to “SMBK” from “CSBQ.”

Item 1.01          Entry into a Material Definitive Agreement

Loan Agreement

On August 28, 2015, the Company entered into a Loan Agreement (the “Loan Agreement”) with CapStar Bank (the “Lender”), providing for a revolving line of credit of up to $8,000,000 (the “Revolving Line of Credit”). The Company may borrow and reborrow under the Revolving Line of Credit until February 28, 2017, after which no advances under the Revolving Line of Credit may be reborrowed. During the first 90 days of the Revolving Line of Credit or at any time during which the Company’s subsidiary banks maintain daily settlement accounts at the Lender, borrowings accrue interest at the Lender’s prime rate, subject to a 3.00% floor. After the first 90 days or if the Company’s subsidiary banks do not maintain daily settlement accounts with the Lender, the borrowings accrue interest at the Lender’s prime rate plus 0.75%, subject to a 3.75% floor.

Beginning 90 days after the effective date of the Revolving Line of Credit, the Company is required to pay quarterly payments of interest. In addition, commencing on April 15, 2017, the Company must pay quarterly principal amortization payments of $125,000 for each fiscal quarter in 2017, $190,000 for each fiscal quarter in 2018 and $210,000 for each fiscal quarter in 2019 and 2020 until and including the maturity date. The scheduled principal amortization payments are based upon the assumption that the Revolving Line of Credit is fully drawn, and the required payments will be reduced on a pro-rata basis relative to the amount borrowed if the Revolving Line of Credit is not fully drawn. The loan will mature on August 28, 2020, at which time all outstanding amounts under the Loan Agreement will become due and payable. In connection with entering into the Loan Agreement, the Company issued to the Lender a Line of Credit Note (the “Line of Credit Note”), dated as of August 28, 2015.

The Loan Agreement contains typical representations, warranties and covenants for a revolving line of credit, and the Loan Agreement has certain financial covenants and capital ratio requirements. Pursuant to the Loan Agreement, neither SmartBank nor Cornerstone Community Bank may permit its non-performing assets to be greater than 3.25% of its total assets. The bank subsidiaries must not permit their Texas ratio (nonperforming assets divided by the sum of tangible equity plus the allowance for loan and lease losses) to be greater than 35.00%, and they must not permit their liquidity ratio to be less than 9.00% (or less than 10.00% for two consecutive quarters). In addition, the Company will not permit its debt service coverage ratio to be less than 1.25:1.00 or its interest coverage ratio to be less than 2:50:1.00.

The Loan Agreement has standard and commercially reasonable events of default, such as non-payment, failure to perform any covenant or agreement, breach of any representation or warranty, failure to pay other material indebtedness, bankruptcy, insolvency, any ERISA event, any material judgment, any material adverse effect, any change in control, any failure to be insured by the FDIC or any action by a governmental or regulatory authority, etc. The Lender has the right to accelerate the indebtedness upon an event of default.

The obligations of the Company under the Loan Agreement are secured by a pledge of all of the capital stock of Cornerstone Community Bank pursuant to a Stock Pledge and Security Agreement, dated as of August 28, 2015, between the Company and the Lender and all of the capital stock of SmartBank pursuant to a Stock Pledge and Security Agreement, effective as of September 1, 2015, between the Company and the Lender (collectively, the “Pledge Agreements”). In the event of a default by the Company under the Loan Agreement, the Lender may terminate the commitments made under the Loan Agreement, declare all amounts outstanding to be payable immediately, and exercise or pursue any other remedy permitted under the Loan Agreement or the Pledge Agreements, or conferred upon the Lender by operation of law.

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The descriptions contained herein of the Loan Agreement, the Line of Credit Note, and the Pledge Agreements are qualified in their entirety by reference to the terms of such documents, which are attached as Exhibits 2.2, 2.3, 2.4, and 2.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Securities Purchase Agreement

On August 31, 2015, and in connection with the Merger, the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Legacy SmartFinancial, pursuant to which Legacy SmartFinancial assigned to the Company, and the Company assumed, all of Legacy SmartFinancial’s rights, responsibilities, and obligations under that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 4, 2011, by and between The United States Secretary of the Treasury (“Treasury”) and Legacy SmartFinancial. The Securities Purchase Agreement was entered into by Legacy SmartFinancial in connection with its participation in Treasury’s Small Business Lending Fund Program.

Under the terms of the Securities Purchase Agreement, Legacy SmartFinancial sold 12,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series A (“Legacy SmartFinancial SBLF Stock”), to Treasury for a purchase price of $12 million. Under the terms of the Merger Agreement, and pursuant to the Assignment Agreement, at the Effective Time, each share of Legacy SmartFinancial SBLF Stock was converted into one share of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “SBLF Stock”). The SBLF Stock was issued under the Company’s Amended and Restated Charter as described in Item 5.03 below.

The SBLF Stock qualifies as Tier 1 capital. Non-cumulative dividends on the SBLF Stock accrue at an annual rate of between 1% and 5% until the first quarter of 2016, at which time dividends will accrue at an annual rate of 9%. The variable rate is determined based upon changes in the amount of “Qualified Small Business Lending” as compared to a baseline level. At December 31, 2014 and 2013, as a result of Legacy SmartFinancial’s small business lending activity, the dividend rate was 1%. Dividends are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.

The SBLF Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Stock will have the right, but not the obligation, to appoint a representative as a non-voting observer on the Company’s board of directors. The right of the holder of the SBLF Stock to appoint a non-voting observer will terminate when full dividends have been timely paid on the SBLF Stock for at least four consecutive dividend periods.

The SBLF Stock may be redeemed in whole or in part at any time at the Company’s option, at a redemption price of 100% of the liquidation preference plus any unpaid dividends for the current dividend period to, but excluding, the date of redemption, plus certain additional fees if the Company has not met certain minimum lending thresholds at the time of redemption, subject to the receipt of applicable regulatory approvals.

The foregoing description of the Assignment Agreement, the Securities Purchase Agreement, and the SBLF Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, which includes as an exhibit the Securities Purchase Agreement, the Amended and Restated Charter, and the form of stock certificate for the SBLF Stock, which are included as Exhibits 10.1, 3.3, and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01          Completion of Acquisition or Disposition of Assets

The information set forth in the introductory paragraph to the Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, holders of Legacy SmartFinancial common stock have the right to receive 1.05 shares of common stock of the Company for each share of Legacy SmartFinancial common stock held immediately prior to the Effective Time. A holder of Legacy SmartFinancial common stock who would be entitled to receive a fraction of a share of Company common stock will instead receive the number of shares of Company common stock issuable to such holder rounded up to the next whole share.

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Also at the Effective Time, each option to purchase shares of Legacy SmartFinancial common stock was converted into an option to purchase Company common stock on the same terms and conditions as were applicable prior to the Merger, subject to adjustment of the exercise price and the number of shares of Company common stock issuable upon exercise of such option based on the 1.05 exchange ratio.

As a result of the Merger, the Company acquired Legacy SmartFinancial’s subsidiary bank, SmartBank. The Company intends to operate Cornerstone Community Bank and SmartBank separately until the first quarter of 2016, at which time, and subject to regulatory approval, the two banks will be merged, with SmartBank surviving the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 28, 2015, the Company borrowed $6 million under the Line of Credit Note.  The descriptions of the Loan Agreement, the Revolving Line of Credit and the Line of Credit Note set forth in Item 1.01 are incorporated herein by reference.

Item 3.03           Material Modification to Rights of Security Holders

Under the Loan Agreement, the Company would be prohibited from paying any dividend with respect to its common stock if an event of default existed or would be caused by such payment.

Under the Securities Purchase Agreement, the Company would be prohibited from paying any cash dividend with respect to its common stock if it had failed to pay required dividends on the Company’s SBLF Stock for any of the most recent three dividend periods or failed to meet the required test for Tier 1 capital.

The information set forth in Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time of the Merger:

•	William (Billy) Y. Carroll, Jr. (President and Chief Executive Officer of Legacy SmartFinancial and SmartBank) became the President and Chief Executive Officer of the Company. Mr. Carroll will continue to serve as President and Chief Executive Officer of SmartBank, and he will serve as a director of each of the Company, SmartBank, and Cornerstone Community Bank. The Company will assume Legacy SmartFinancial’s obligations under Mr. Carroll’s employment agreement.

•	C. Bryan Johnson (Executive Vice President and Chief Financial Officer of Legacy SmartFinancial and SmartBank) became Executive Vice President and Chief Financial Officer of the Company. The Company will assume Legacy SmartFinancial’s obligations under Mr. Johnson’s employment agreement.

•	William (Bill) Y. Carroll, Sr. (Director of Business Development of SmartBank) became the Vice Chairman of the Company’s board of directors and will continue to serve as Director of Business Development for SmartBank. Mr. Carroll will continue to serve as the chairman of the SmartBank board of directors. The Company will assume Legacy SmartFinancial’s obligations under Mr. Carroll’s employment agreement.

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•	Nathaniel F. Hughes, who served as the Company’s President and Chief Executive Officer before the Merger, became the Executive Vice President, Investment Officer and Institutional Investor Relations of the Company.

•	John H. Coxwell, Sr., who served as the Company’s Senior Executive Officer before the Merger, became Executive Vice President and Chief Operating Officer of the Company.

•	Gary W. Petty, Jr., who served as the Company’s Executive Vice President and Chief Financial Officer and the Executive Vice President and Chief Operating Officer of Cornerstone Community Bank before the Merger, became the Executive Vice President and Chief Risk Officer of the Company and Cornerstone Community Bank.

•	Victor L. Barrett, Bill Carroll, Billy Carroll, Ted C. Miller, David A. Ogle, Keith E. Whaley, and Geoffrey A. Wolpert, each of whom was a member of the boards of directors of Legacy SmartFinancial and SmartBank immediately prior to the Merger, became members of the board of directors of the Company and remain as directors of SmartBank. Other than the assumption of Legacy SmartFinancial stock options and certain employment agreements in connection with the Merger, there are no material plans, contracts or arrangements to which any of the foregoing are a party or in which any of the foregoing participates that were entered into or materially amended in connection with their becoming members of the board of directors of the Company, or with the triggering event or any grant or award to any of the foregoing or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Departing Directors

At the Effective Time, B. Kenneth Driver, Karl Fillauer, Nathaniel F. Hughes, Billy O. Wiggins, and Marsha Yessick, each of whom was a member of the board of directors of the Company, resigned as members of the board of the directors of the Company but will continue to serve on the board of directors of Cornerstone Community Bank. The resignations of Messrs. Driver, Fillauer, Hughes, Wiggins and Ms. Yessick were not the result, in whole or in part, of any disagreement with the Company or its management.

Biographies of New Directors

Victor L. Barrett (62) served as a director of Legacy SmartFinancial starting in 2010 and has served as a director of SmartBank since its inception in 2007. Mr. Barrett graduated from the University of Texas at El Paso in 1974 with a bachelor’s degree in accounting, and became a licensed Certified Public Accountant in 1976. Mr. Barrett was a co-founder of a family entertainment center facility in Pigeon Forge, Tennessee, which has expanded into Florida and Alabama, a position he has held since 1984. Mr. Barrett serves on the board of directors of the Gatlinburg Airport Authority.

Ted C. Miller (71) served as a director of Legacy SmartFinancial starting in 2010 and has served as a director of SmartBank since its inception in 2007. Mr. Miller is the president and a partner of Dolly Parton Productions and has over 51 years’ experience in tourism, recreation, development and marketing of themed attractions. Mr. Miller is director and secretary at World Choice Investments. Additionally, he serves as vice-chair of The Dollywood Foundation and The Imagination Library. He has previously served as co-chair of an executive committee overseeing the Tennessee State Tourism Department for Governor Bill Haslam.

Keith E. Whaley (44) served as a director of Legacy SmartFinancial starting in 2010 and has served as a director of SmartBank since its inception in 2007. Dr. Whaley is the founder of the Whaley Family Eyecare in Pigeon Forge, Tennessee. He earned his undergraduate degree and his Doctor of Optometry from the Southern College of Optometry. Dr. Whaley served as Mayor of the City of Pigeon Forge from 2007 until 2011, and currently serves on the Board of Commissioners of the Sevier County Utility District.

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Bill Carroll (75) served as chairman of the board of Legacy SmartFinancial starting in 2010 and as chairman and Director of Business Development of SmartBank since its inception in 2007. Mr. Carroll began his banking career in 1963 at Hamilton National Bank in Knoxville where he was an Assistant Vice-President and Loan Officer. He joined Citizens National Bank when it opened in 1973, serving originally as its Vice President. He was promoted to President and CEO in 1982 and elected chairman of the board in 1995. As CEO, Mr. Carroll led Citizens National Bank’s senior management team in all major decision making and led Citizens National Bank through a period of growth from three to 16 offices and more than a half billion dollars in assets when he retired in 2005. Mr. Carroll is a past president and board member of the Tennessee Bankers Association, the past president of Bank Administration Institute (Smoky Mountain Chapter), and past president of Ridgeway Life Insurance Company. Mr. Carroll is also a former member of the University of Tennessee Board of Trustees. Mr. Carroll is the father of Billy Carroll.

Billy Carroll (47) served as President and Chief Executive Officer of Legacy SmartFinancial starting in 2010 and has served as President and Chief Executive Officer of SmartBank since its inception in 2007. Mr. Carroll served as a director of Legacy SmartFinancial starting in 2010 and has served as a director of SmartBank since its inception in 2007. A graduate of the University of Tennessee, he earned his bachelor’s degree in business administration. Following graduation, Mr. Carroll worked for KraftCPAs and earned his Certified Public Accountant certification. He joined Citizens National Bank in 1992 where he held various management positions, including Executive Vice President and Chief Financial Officer. He also served on the bank’s board of directors. Mr. Carroll is active in the community and served as past president of the Sevier County High School Foundation, and as a member of the Sevierville Planning Commission, and numerous other local organizations. Mr. Carroll currently serves on the board of the Federal Reserve Bank, Nashville branch. Mr. Carroll is the son of Bill Carroll.

David A. Ogle (58) served as a director of Legacy SmartFinancial starting in 2010 and has served as a director of SmartBank since its inception in 2007. Mr. Ogle received his undergraduate degree from East Tennessee State University and his master’s degree from Clemson University. Mr. Ogle is a partner and co-founder of Five Oaks Development Group, which develops commercial real estate and tourism assets in East Tennessee, and he is the founder of Five Oaks/Ogle, Inc., a commercial general contractor and real estate broker, which has completed over $100 million in commercial construction since 1990. Additionally, Mr. Ogle is the co-founder and president of Oaktenn, Inc., which owns and operates five hotels in East Tennessee; and Mr. Ogle is the co-founder and officer in Five Oaks Outlet Centers, Inc., which owns commercial property primarily in East Tennessee.

Geoffrey A. Wolpert (59) served as a director of Legacy SmartFinancial starting in 2010 and has served as a director of SmartBank since its inception in 2007. Mr. Wolpert graduated from the University of South Carolina with a degree in business management. Mr. Wolpert owns two restaurants in the Sevier County, Tennessee area: The Peddler Steakhouse and The Park Grill. Mr. Wolpert is a former board member of The First National Bank of Gatlinburg, and he was the founding president of the Gatlinburg Gateway Foundation. He currently serves on the executive committee of the Board of Governors of the Arrowmont School of Arts & Crafts.

Biographies of New Officers

Billy Carroll will serve as President and Chief Executive Officer of the Company. Information regarding Mr. Carroll and his relevant employment history is set forth above.

C. Bryan Johnson (46) will serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Johnson has served as Executive Vice President and Chief Financial Officer of SmartBank and SmartFinancial since 2010 and previously served as its Vice President and Controller. Mr. Johnson is a 1991 graduate of the United States Military Academy at West Point with a bachelor of science in economics. After college, he attended Officer Basic Training and Airborne School before serving as an Artillery Officer with the First Armored Division in Europe. Following a deployment to Bosnia as the Battalion Intelligence officer, Mr. Johnson left the Army as a Captain. In 2000, Mr. Johnson received his J.D. and MBA in Finance from the University of Tennessee. Mr. Johnson holds the Chartered Financial Analyst Designation. Following graduate school, he joined Moon Capital Management, a registered investment advisor. He is a member of the CFA Society of East Tennessee and a member of the West Point Society of East Tennessee.

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Employment Agreements

In connection with the Merger, the Company has assumed the employment agreements of Messrs. Billy Carroll, Bill Carroll, and Johnson. As previously disclosed, the base salaries payable under these employment agreements are as follows: Mr. Billy Carroll will receive an initial base salary of $300,000, Mr. Bill Carroll will receive an initial base salary of $225,000, and Mr. Johnson will receive an initial base salary of $175,000. Additionally, each of the executive’s employment agreements provide that, in the event that the executive terminates his employment agreement for cause or in the event the agreement is terminated by the Company without cause, then the executive will be entitled to a payment equal to the executive’s annual base salary. Within 12 months following a change of control of the Company, if the executive’s employment is terminated without cause by the Company or with cause by the executive, then the executive is entitled to a severance payment equal to two times the executive’s annual base salary. Each of the employment agreements provides that the Merger will not constitute a change of control for purposes of such agreement.

The foregoing descriptions of the respective employment agreements with Messrs. Billy Carroll, Bill Carroll, and Johnson does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached respectively as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

At the Effective Time of the Merger, Miller Welborn, the Chairman of the boards of directors of the Company and Cornerstone Community Bank, will receive an annual salary of $200,000 and be entitled to participate in other customary benefits available to all employees of the Company and its subsidiaries. Mr. Welborn will not enter into an employment agreement with the Company.

Board Committees

Effective on consummation of the Merger, the committees of the board of directors of the Company will be reconstituted as follows:

Audit Committee	Compensation Committee	Nominations Committee	Governance Committee
Victor L. Barrett, Chair	David A. Ogle, Chair	David A. Ogle, Chair	Monique P. Berke, Chair
Monique P. Berke	Victor L. Barrett	Victor L. Barrett	Ted C. Miller
Ted C. Miller	Frank S. McDonald	Frank S. McDonald	Frank S. McDonald
Geoffrey A. Wolpert	Doyce Payne	Doyce Payne	Keith E. Whaley
Keith E. Whaley	Geoffrey A. Wolpert	Geoffrey A. Wolpert

Director Compensation

Effective on consummation of the Merger, the non-employee members of the board of directors of the Company will be entitled to $1,250 per meeting attended and $250 per committee meeting attended. Members of the SmartBank board of directors and the Cornerstone Community Bank board of directors, including employee-directors, will receive $1,250 per meeting attended and $250 per committee meeting attended.

Assumption of Legacy SmartFinancial Stock Option Awards and Plans

At the Effective Time, the Company assumed the Legacy SmartFinancial equity incentive plans, including the SmartBank Stock Option Plan and the SmartFinancial, Inc. 2010 Incentive Plan. A copy of the plans and forms of option award agreements are attached as Exhibits 10.5, 10.6, 10.7, and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting of shareholders on June 17, 2015, holders of Company common stock approved three amendments to the Company’s charter, which have been filed in connection with the Merger:

Authorized Stock Amendment

On August 31, 2015, the Company filed an amendment to its charter which increased the number of authorized shares of Company common stock from 20,000,000 shares to 40,000,000 shares, which was a condition to closing the Merger. This charter amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Reverse Stock Split Amendment

On August 31, 2015, prior to the Merger, the Company filed an amendment to its charter which effectuated a four-to-one reverse split of its common stock. As a result, every four outstanding shares of the Company’s common stock combined automatically into one share of common stock. Each shareholder’s percentage ownership in the Company and proportional voting power was unchanged by the reverse stock split, except for minor changes and adjustments resulting from the treatment of fractional shares. This charter amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company effectuated the reverse stock split in order to bring the Company’s common stock price in line with the listing requirements of the Nasdaq Capital Market.

Amendment and Restatement of the Company’s Charter

Effective August 31, 2015 and in connection with the consummation of the Merger, the Company amended and restated its charter (the “Amended and Restated Charter”). A copy of the Amended and Restated Charter is included as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference. The Amended and Restated Charter was a condition to closing the Merger, and among things, the amendments to the charter: (1) consolidated the foregoing amendments into a single instrument, as appropriate; (2) changed the name of the Company to “SmartFinancial, Inc.”; (3) changed the principal office of the Company to Knoxville, Tennessee; and (4) set forth the preferences, limitations and relative rights of the Company’s preferred stock issued in exchange for the Legacy SmartFinancial preferred stock in connection with the Merger.

Item 8.01           Other Events

On August 31, 2015 and in connection with the Merger, the Company redeemed all of the issued and outstanding shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”). On July 31, 2015, the Company distributed the notice of redemption to holders of record of Series A Preferred Stock announcing the redemption of all 600,000 outstanding shares of Series A Preferred Stock at a redemption price of $26.042 per share.

On September 2, 2015, the Company issued a press release announcing the consummation of the merger of the Company and Legacy SmartFinancial. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 2, 2015, the Company filed an application to list its common stock for trading on the Nasdaq Capital Market under the symbol “SMBK”. Such listing is subject to review by Nasdaq and dependent on the Company meeting all of the necessary listing requirements of the Nasdaq Capital Market. Accordingly, there can be no guarantee that the Company’s application for listing on the Nasdaq Capital Market will be successful. The Company has applied to list on Nasdaq to enhance trading liquidity and market visibility. The Company intends to complete this process as soon as possible.

Item 9.01           Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Financial statements of the business acquired will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

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(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2014, by and among SmartFinancial, Inc., SmartBank, Cornerstone Bancshares, Inc. and Cornerstone Community Bank(1)+

2.2	Loan Agreement, dated as of August 28, 2015, by and between Cornerstone Bancshares, Inc. (to be renamed SmartFinancial, Inc.) and CapStar Bank*

2.3	Line of Credit Note, dated as of August 28, 2015*

2.4	Stock Pledge and Security Agreement, dated August 28, 2015, by and between Cornerstone Bancshares, Inc. (to be renamed SmartFinancial, Inc.) and CapStar Bank*

2.5	Stock Pledge and Security Agreement, effective as of September 1, 2015, by and between SmartFinancial, Inc. and CapStar Bank*

3.1	Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. increasing the number of authorized shares*

3.2	Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. effectuating a four-to-one reverse stock split*

3.3	Second Amended and Restated Charter of SmartFinancial, Inc.*

4.1	Form of Stock Certificate of SmartFinancial, Inc.’s Senior Non-Cumulative Perpetual Preferred Stock, Series B*

10.1	Assignment and Assumption Agreement by and between Cornerstone Bancshares, Inc. and SmartFinancial, Inc., dated August 31, 2015, with respect to that certain Securities Purchase Agreement, dated as of August 4, 2011, by and between The United States Secretary of the Treasury and SmartFinancial, Inc.*

10.2	Employment Agreement, dated as of February 1, 2015, by and among William Y. Carroll, Jr., SmartFinancial, Inc. and SmartBank*

10.3	Employment Agreement, dated as of February 1, 2015, by and among William Y. Carroll, Sr., SmartFinancial, Inc. and SmartBank*

10.4	Employment Agreement, dated as of February 1, 2015, by and among C. Bryan Johnson, SmartFinancial, Inc. and SmartBank*

10.5	SmartBank Stock Option Plan*

10.6	SmartFinancial, Inc. 2010 Incentive Plan*

10.7	Form of SmartFinancial Management Incentive Stock Option Agreement*

10.8	Form of SmartBank Management Incentive Stock Option Agreement*

99.1	Press release dated September 2, 2015 by SmartFinancial, Inc.*

* Filed herewith.

+ The Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K

(1)	Incorporated by reference to the registrant’s Appendix A to Form S-4 filed with the Securities and Exchange Commission on April 16, 2015
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: September 2, 2015
/s/ William Y. Carroll Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2014, by and among SmartFinancial, Inc., SmartBank, Cornerstone Bancshares, Inc. and Cornerstone Community Bank(1)+

2.2	Loan Agreement, dated as of August 28, 2015, by and between Cornerstone Bancshares, Inc. (to be renamed SmartFinancial, Inc.) and CapStar Bank*

2.3	Line of Credit Note, dated as of August 28, 2015*

2.4	Stock Pledge and Security Agreement, dated August 28, 2015, by and between Cornerstone Bancshares, Inc. (to be renamed SmartFinancial, Inc.) and CapStar Bank*

2.5	Stock Pledge and Security Agreement, effective as of September 1, 2015, by and between SmartFinancial, Inc. and CapStar Bank*

3.1	Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. increasing the number of authorized shares*

3.2	Articles of Amendment to the Amended and Restated Charter of Cornerstone Bancshares, Inc. effectuating a four-to-one reverse stock split*

3.3	Second Amended and Restated Charter of SmartFinancial, Inc.*

4.1	Form of Stock Certificate of SmartFinancial, Inc.’s Senior Non-Cumulative Perpetual Preferred Stock, Series B*

10.1	Assignment and Assumption Agreement by and between Cornerstone Bancshares, Inc. and SmartFinancial, Inc., dated August 31, 2015, with respect to that certain Securities Purchase Agreement, dated as of August 4, 2011, by and between The United States Secretary of the Treasury and SmartFinancial, Inc.*

10.2	Employment Agreement, dated as of February 1, 2015, by and among William Y. Carroll, Jr., SmartFinancial, Inc. and SmartBank*

10.3	Employment Agreement, dated as of February 1, 2015, by and among William Y. Carroll, Sr., SmartFinancial, Inc. and SmartBank*

10.4	Employment Agreement, dated as of February 1, 2015, by and among C. Bryan Johnson, SmartFinancial, Inc. and SmartBank*

10.5	SmartBank Stock Option Plan*

10.6	SmartFinancial, Inc. 2010 Incentive Plan*

10.7	Form of SmartFinancial Management Incentive Stock Option Agreement*

10.8	Form of SmartBank Management Incentive Stock Option Agreement*

99.1	Press release dated September 2, 2015 by SmartFinancial, Inc.*

* Filed herewith.

+ The Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(1)	Incorporated by reference to the registrant’s Appendix A to Form S-4 filed with the Securities and Exchange Commission on April 16, 2015.

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